Exhibit 10.1

                 FIRST AMENDMENT TO SHARE DISPOSITION AGREEMENT

     This First Amendment, dated as of May 10, 2005 (this "Amendment") to the SHARE DISPOSITION AGREEMENT, dated as of July 9, 2004 (the "2004 Disposition Agreement"), by and between Marvel Enterprises, Inc., a Delaware corporation (the "Company") and Isaac Perlmutter (the "Stockholder").

     WHEREAS, the Stockholder owns beneficially shares of the Company's common stock, par value $0.01 per share ("Common Stock") and options to purchase shares of Common Stock;

     WHEREAS, in connection with the Company's July 2004 stock repurchase program (the "2004 Program"), the Company and the Stockholder have entered into the 2004 Disposition Agreement whereby the Stockholder has agreed to certain restraints on the disposition of Common Stock that he owns; and

     WHEREAS, the Board of Directors of the Company has authorized the repurchase of an additional $150 million of the Common Stock from time to time in the open market or through privately negotiated transactions on or before June 30, 2006 (the "2005 Program");

     WHEREAS, the Company's 2005 Program shall remain in effect until the earlier of: (i) the Board of Directors canceling the program; (ii) the Company completing the purchase of an additional $150 million of the Common Stock; or
(iii) June 30, 2006; and

     WHEREAS, the Company and the Stockholder are entering into this Amendment to provide for certain rights and obligations in connection with the shares and options owned by the Stockholder, upon the terms and subject to the conditions hereinafter set forth and otherwise set forth in the 2004 Disposition Agreement;

     NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Third Recital. The third recital of the 2004 Disposition Agreement is hereby amended by deleting the following: "(the "Stock Repurchase Period")"

     2. New Section 1.04. The 2004 Disposition Agreement is hereby amended by adding a new Section 1.04 which shall state: "As used herein, the term "Stock Repurchase Period" shall mean the earlier of: (i) the Board of Directors canceling both the 2004 Program and 2005 Program; (ii) the Company completing the purchase of $250 million of the Common Stock under the 2004 Program and the 2005 Program; or (iii) June 30, 2006. Capitalized terms used herein but not defined in this Agreement shall have the meanings given to such terms in that certain First Amendment to Share Disposition Agreement, dated as of May 10, 2005, by and between the Company and the Shareholder."

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3.   General.

     This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in New York, without regard to the conflict of law principles of such state.

     The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

     The 2004 Disposition Agreement, as amended by this Amendment, sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in the 2004 Disposition Agreement as amended by this Amendment, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth. Except as expressly changed by this Amendment, the 2004 Disposition Agreement remains in full force in accordance with its terms.

     This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

                              COMPANY:

                              MARVEL ENTERPRISES, INC.

                              By:   /s/ John Turitzin
                                 ----------------------------------------------
                              Name:  John Turitzin
                              Title: Executive Vice President




                              STOCKHOLDER:


                              /s/ Isaac Perlmutter
                              -------------------------------------------------
                              Isaac Perlmutter